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                                                            EXHIBIT NO. 99.10(b)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the reference made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration No. 2-60491 on Form N-1A of our report dated March 8, 2000 on the financial statements and financial highlights of MFS Municipal High Income Fund, a series of MFS Series Trust III appearing in the Fund's 2000 Annual Report to Shareholders.


                                                 ERNST & YOUNG, LLP
                                                 Ernst & Young, LLP

Boston, Massachusetts
May  23, 2000